UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 17, 2016

RESOURCES CONNECTION, INC.

Delaware (State or other jurisdiction	0-32113 (Commission	33-0832424 (IRS Employer
of incorporation)	File Number)	Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Financial Officer

On August 17, 2016, Resources Connection, Inc. (the “Company” or “RGP”) finalized the retirement date of Nathan Franke, the Company’s Executive Vice President & Chief Financial Officer, to be effective August 26, 2016.  The Company had previously announced Mr. Franke’s planned retirement on April 7, 2016.  Mr. Franke will provide transition assistance to the Company’s new Chief Financial Officer during the remainder of August and, thereafter, will continue to serve the Company in a consulting role over the next 24 months, as requested by the Chief Executive Officer.  A copy of Mr. Franke’s consulting agreement is attached as Exhibit 10.1 hereto and incorporated herein by this reference.

Appointment of Chief Financial Officer

On August 17, 2016, the Company announced the promotion of Herb Mueller to the position of Executive Vice President and Chief Financial Officer, effective August 29, 2016.  Mr. Mueller, age 59, will report to the Company’s Chief Executive Officer. He will be responsible for the financial management, investor relations and capital structure of the Company.  Mr. Mueller currently serves as Managing Director of RGP's Atlanta, Georgia office with full oversight and operations responsibility for that practice office. He has served in a leadership role for RGP for the past two years and in the Managing Director role was responsible for sales generation and leadership of the client service and talent acquisition teams. Mr. Mueller joined RGP in 2012 as a Director of Client Service, building consulting opportunities within the Atlanta market focused on finance and accounting, information management and internal audit.

Mr. Mueller’s career has spanned a variety of industries, and he has served previously in finance, accounting and engineering roles.  Prior to joining RGP, from 1998 to 2006, he served as the Chief Financial Officer, VP Accounting and Administration and Treasurer for Delta Apparel, Inc., a publicly-traded apparel manufacturer and distributor.  He was responsible for all accounting, planning, information systems and procurement.  He developed and led an investor relations department and directed all mergers and acquisitions activities.  From 2007 to 2010, Mr. Mueller served as the Treasurer for the Milton Public Safety Fund, a non-profit entity established to improve the safety and sustainability of the municipality of Milton, Georgia.  From 2010 to 2012, Mr. Mueller served as the Senior Vice President, Chief Financial Officer of TTA Partners, Inc., a holding company focused on investments in the advertising industry.  Mr. Mueller received a BA in Accounting from Columbus State University.  He holds a certified public accountant license (inactive).

The terms of Mr. Mueller’s promotion are pursuant to a written employment agreement. A copy of the agreement is attached as Exhibit 10.2 hereto and incorporated herein by this reference. The agreement provides, among other things, that Mr. Mueller will receive a base salary of $375,000 per year and be eligible to participate in the Company’s annual incentive or bonus plans maintained by the Company for executive officers. In connection with his promotion, Mr. Mueller will also receive the following equity awards: (i) 10,000 restricted stock units that will be scheduled to vest equally over a four-year period and (ii) stock options to purchase 15,000 shares of the Company’s common stock that will be scheduled to vest equally over a four-year period, in each case subject to his continued employment or service through each vesting date.  Upon a change of control event (as such term is defined in the Company’s 2014 Performance Incentive Plan), all of Mr. Mueller’s then-outstanding and otherwise unvested equity awards will accelerate and immediately vest.  In the event Mr. Mueller’s employment is terminated by the Company without cause or for good reason (as such terms are defined in the agreement), in addition to receiving his accrued but unpaid salary as of the termination date and any earned but unpaid annual incentive compensation in respect of the most recently completed fiscal year, Mr. Mueller will receive, subject to execution of a release of claims against the Company and compliance with certain other provisions of the agreement, severance consisting of one and one-half times his then current base salary,  accelerated vesting of all then-outstanding and otherwise unvested equity awards, and, for up to one year, continued participation in the Company’s group health insurance plans.  In the event of Mr. Mueller’s death or permanent disability (as such term is defined in the agreement) during the term of the agreement, in addition to receiving his accrued but unpaid salary as of the termination date and any earned but unpaid annual incentive compensation in respect of the most recently completed fiscal year, Mr. Mueller or his estate will receive a pro-rated portion of the target annual incentive compensation to which Mr. Mueller would otherwise be entitled based on the portion of the fiscal year that has elapsed, which will be payable when such annual incentive would otherwise have been payable, and continued eligibility for any long-term disability programs in effect at the time of a permanent disability .

Appointment of Chief Accounting Officer

In addition, on August 17, 2016, the Company announced the promotion of John D. Bower to the newly-created position of Chief Accounting Officer.  Mr. Bower, age 55, will report to the Company’s Chief Financial Officer.  Since 2005, Mr. Bower has served the Company as Senior Vice President, Finance.  In that role, Mr. Bower has been the senior finance leader responsible for the Company’s financial reporting and financial operations.  Prior to joining RGP in 1998 as controller, Mr. Bower spent nine years with Deloitte, leaving as a Senior Manager.  He then served as the Director of SEC Reporting at FHP International for five years.  Mr. Bower is a certified public accountant (inactive).

The terms of Mr. Bower’s promotion are pursuant to a written employment letter.  A copy of the employment letter is attached as Exhibit 10.3 hereto and incorporated herein by this reference.  The agreement provides, among other things, that Mr. Bower will receive a base salary of $250,000 per year and be eligible for a cash bonus each year in accordance with the Company’s incentive compensation program.  In the event Mr. Bower’s employment is terminated by the Company for reasons other than cause (as such term is defined in the letter), Mr. Bower will receive, subject to his execution of a standard severance and release agreement, severance consisting of a payment equal to twelve months base salary and his average bonus payment over the three most recent years, and, for up to one year, continued participation in the Company’s group benefit plans.  In addition, upon a change of control event (as such term is defined in the Company’s 2014 Performance Incentive Plan), all of Mr. Bower’s then-outstanding and otherwise unvested equity awards will accelerate and immediately vest.

There are no arrangements or understandings between either Mr. Mueller or Mr. Bower and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between either Mr. Mueller or Mr. Bower and any director or executive officer of the Company, and neither Mr. Mueller nor Mr. Bower has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure

The full text of the Company’s press release, “Resources Global Professionals Announces Management Changes,” issued on August 17, 2016, is included as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Consulting Agreement, effective August 29, 2016, between Nathan Franke and Resources Connection, Inc.

10.2	Employment Agreement, effective August 29, 2016, between Herb Mueller and Resources Connection, Inc.

10.3	Employment Letter, effective August 29, 2016, between John Bower and Resources Connection, Inc.

99.1	Press release, dated August 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: August 17, 2016
By: /s/ Anthony Cherbak

Anthony Cherbak
President and Chief Executive Officer